UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 21, 2010

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Virginia Avenue

Fairmont, West Virginia 26554-2777

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (304) 363-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 21, 2010, MVB Financial Corp. amended Article III, Sections 14 and 16 of its Bylaws. The amendments are subject to the approval of the West Virginia Commissioner of Banking and are effective on January 1, 2011. The amendments change the required attendance by directors from two-thirds of all meetings of the board of directors to 75% of all meetings of the full board of directors and of meetings of committees of which the director is a member. Attendance of meetings by telephone may be counted for three meetings per year, and meetings attended by teleconference may be counted as attendance in person. Directors who do not attend the requisite number of meetings for one year are counseled with respect to attendance, and directors who fail to attend the requisite number of meetings for two years must resign.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.2	Bylaws

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

September 23, 2010	MVB Financial Corp.

	By:	/S/ ERIC TICHENOR
Eric Tichenor
Senior Vice President & Chief Financial Officer

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